PM COMMTOUCH SOFTWARE LTD.

                 AMENDED AND RESTATED 1996 CSI STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         Capitalized terms used without definition in this Stock Option Agreement (the "Option Agreement") shall have the meanings given such terms in the Commtouch Software Ltd. Amended and Restated 1996 CSI Stock Option Plan (the "Plan").

                                       I.

                          NOTICE OF STOCK OPTION GRANT

                               [[First]] [[Last]]

         Option. You (the "Optionee") have been granted an option to purchase ordinary shares (the "Ordinary Shares") of Commtouch Software Ltd., an Israeli corporation, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

         Optionee:                                       _______________________

         Date of Grant:                                  January 15, 2001

         Exercise Price per Share:                       US$0.0125

         Total Number of Ordinary Shares Granted:       [[Shares]]

         Total Exercise Price:                          [[Total_Price]]

         Type of Option:                                 Nonstatutory ("NSO")

         Expiration Date:                                January 15, 2010


         Vesting; Termination. Subject to the below "Preconditions to Vesting", this Option will vest with respect to 33.33% of the Ordinary Shares subject to the Option on February 15, 2002, and with respect to an additional 16.665% of the remaining Ordinary Shares subject to the Option, at the end of each six month period thereafter, and will therefore be fully vested on February 15, 2004. This Option may be exercised, in whole or in part, with respect to any vested shares, only on or before [[Date]], January 15, 2010.

         Preconditions to Vesting. Notwithstanding anything to the contrary contained herein, vesting of the Option shall only occur if:

         a.   Optionee   maintains  a  Continuous   Status  as  an  Employee  or
              Consultant throughout the relevant vesting period, as defined above; and

         b. Optionee provides Commtouch with adequate assurance, as determined by Commtouch, that Optionee has made all relevant tax-related arrangements as may be required under relevant tax laws in order for Commtouch to withhold taxes imposed on income received by Optionee upon vesting of the Option or any portion thereof.


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                                       II.

                                    AGREEMENT

         1. Grant of Option. Commtouch Software Ltd., an Israeli corporation (the "Company"), hereby grants to Optionee named in the Notice of Stock Option Grant set forth above (the "Notice of Grant") an option (the "Option") to purchase the total number of Ordinary Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Capitalized terms used without definition in this Option Agreement shall have the meanings given such terms in the Plan.

         2. Exercise of Option.

         (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the vesting schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached hereto as Exhibit A), which shall state the election to exercise the Option, the number of Ordinary Shares with respect to which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to the Ordinary Shares as may be required by the Company pursuant to the provisions of the Plan. The written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company's Chief Financial Officer. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

         (c) Compliance with Law. No Ordinary Shares will be issued pursuant to the exercise of any Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Ordinary Shares may then be listed. Assuming such compliance, for income tax purposes the Ordinary Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.

         3. Method of Payment. Payment of the Exercise Price shall be by cash, wire transfer or cashier's check or by a combination thereof, at the election of the Optionee. In the event there is a public market for Ordinary Shares, Optionee shall also deliver a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Entire Agreement; Governing Law. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Subsidiary and all other subsidiaries of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In case of conflict between the provisions in the Plan and this Option Agreement, the provisions in the Plan shall prevail. This Option Agreement is governed by California law except for that body of law pertaining to conflict of laws.

         6. Acknowledgments of Optionee.

         (a) NO RIGHT OF EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF ORDINARY SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY


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CONTINUING  CONSULTANCY  OR  EMPLOYMENT  AT  THE  WILL  OF  THE  COMPANY  OR THE
SUBSIDIARY OF THE COMPANY BY WHOM THE OPTIONEE IS EMPLOYED, AS THE CASE MAY BE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING ORDINARY SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY OR ITS SUBSIDIARIES, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S OR ANY SUCH SUBSIDIARY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

         (b) Receipt of Plan. By exercising this Option, Optionee: (i) acknowledges having received a copy of the Plan; (ii) accepts this Option subject to all of the terms and provisions thereof; (iii) acknowledges that he or she has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to exercising this Option and fully understands all provisions of the Option; (iv) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option; and (v) agrees to notify the Company upon any change in his or her residence address indicated below.


Date: [[Date]], 2001


                                               COMMTOUCH SOFTWARE LTD.




                                        ----------------------------------------
                                        Its: Chief Financial Officer


--------------------------------


[[First]][[Last]]
Address:
--------------------------------
--------------------------------



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                             COMMTOUCH SOFTWARE INC.


                             1996 STOCK OPTION PLAN


                                 EXERCISE NOTICE








Commtouch Software Ltd.


c/o Commtouch Software Inc.


3945 Freedom Circle, Ste. 730


Santa Clara, CA  95054


Attention:  Secretary




         1. Exercise of Option. Effective as of today, ____________, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase


 _____ ordinary shares (the "Shares") of Commtouch Software Ltd. (the "Company")


under and pursuant to the Commtouch Software Inc. 1996 Stock Option Plan (the


"Plan") and the Commtouch Software Inc. Stock Option Agreement dated


_____________ ( the "Stock Option Agreement") at a price of $___ per Share, or


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an aggregate price of $_________ (the "Exercise Price").




     2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions.




       3. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.





        4. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.





       5. Delivery of Payment. Optionee herewith delivers to the Company a


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     [check/promissory] in the amount of the Exercise Price for the Shares.








         Submitted by:                                Accepted by:


         OPTIONEE:                                    Commtouch Software Ltd.





                       By:________________________________


     ___________________________________          Its:__________________________




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